SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:     March 5, 2003

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 5.    Other Events.

On March 5, 2003, Registrant issued a statement that as a result of Massachusetts legislation amending the corporate income tax law affecting the treatment of dividends received from Real Estate Investment Trusts (REIT), dividends received from the Company’s REIT subsidiary are no longer eligible for a dividends-received deduction.  In addition to the effect on 2003, the legislation includes a retroactive effective date that reaches back to the 1999 through 2002 tax years.

The press release issued by Registrant in connection with the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

            (c)     Exhibits.

            99.1     Form of press release dated March 5, 2003

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Frederick P. Baughman
Name:	Frederick P. Baughman
Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer

Date:  March 6, 2003

EXHIBIT INDEX

Exhibit

99.1     Form of press release dated March 5, 2003

3